EXHIBIT 99.1

World Omni Auto Receivables Trust 2003-A

Annual Servicer Certificate

For the Period February 28, 2003 through December 31, 2003

Aggregate Note Amount	Aggregate Note Amount
Original Note Balance	785,025,000.00
Principal distributable amount	237,673,875.07

Note Balance @ 12/31/03	547,351,124.93

Note Amount	Class A-1 Note Amount
Original Note Balance	189,000,000.00
Principal distributable amount	189,000,000.00

Note Balance @ 12/31/03	0.00

Note Amount	Class A-2 Note Amount
Original Note Balance	156,000,000.00
Principal distributable amount	35,983,683.86

Note Balance @ 12/31/03	120,016,316.14

Note Amount	Class A-3 Note Amount
Original Note Balance	257,000,000.00
Principal distributable amount	0.00

Note Balance @ 12/31/03	257,000,000.00

Note Amount	Class A-4 Note Amount
Original Note Balance	139,300,000.00
Principal distributable amount	0.00

Note Balance @ 12/31/03	139,300,000.00

Note Amount	Class B Note Amount
Original Note Balance	43,725,000.00
Principal distributable amount	12,690,191.21

Note Balance @ 12/31/03	31,034,808.79

Distributable Amounts	Total
Interest Distributable Amount	10,984,509.25
Principal Distributable Amount	237,673,875.07

Total	248,658,384.32

Distributable Amounts	Class A-1
Interest Distributable Amount	915,950.80
Principal Distributable Amount	189,000,000.00

Total	189,915,950.80

Distributable Amounts	Class A-2
Interest Distributable Amount	1,904,574.05
Principal Distributable Amount	35,983,683.86

Total	37,888,257.91

Distributable Amounts	Class A-3
Interest Distributable Amount	4,297,040.00
Principal Distributable Amount	0.00

Total	4,297,040.00

Distributable Amounts	Class A-4
Interest Distributable Amount	3,034,882.67
Principal Distributable Amount	0.00

Total	3,034,882.67

Distributable Amounts	Class B
Interest Distributable Amount	832,061.73
Principal Distributable Amount	12,690,191.21

Total	13,522,252.94

Note Factors	Series A-1	Series A-2
12/31/2003	0.0000000%	76.9335360%

Note Factors	Series A-3	Series A-4
12/31/2003	100.0000000%	100.0000000%

Note Factors	Series B
12/31/2003	70.9772642%

Pool Data	$	#
Original Pool Balance	795,001,395.18	44,938
Principal Payments	224,584,688.32	5,391
Defaulted Receivables	6,137,196.62	358
Pool Balance at 12/31/03	564,279,510.24	39,189
Overcollateralization Target Amount	16,928,385.31
Recoveries	2,691,445.18

Weighted Average APR	6.74%
Weighted Average Remaining Term	45.21

Account Balances	Advance	Reserve Fund
Balance as of 2/28/03	0.00	0.00
Balance as of 12/31/03	85,929.87	3,978,164.79
Change	85,929.87	3,978,164.79
Reserve Fund Requirement		3,975,000.00
Reserve Fund Supplemental Requirement/(Excess)		(3,164.79)

Distribution per $1,000	Total
Distribution Amount	316.7521854

Interest Distribution Amount	13.9925598
Interest Carryover Shortfall	0.0000000

Principal Distribution Amount	302.7596256

Distribution per $1,000	Class A-1
Distribution Amount	1,004.8463005

Interest Distribution Amount	4.8463005
Interest Carryover Shortfall	0.0000000

Principal Distribution Amount	1,000.0000000

Distribution per $1,000	Class A-2
Distribution Amount	242.8734481

Interest Distribution Amount	12.2088080
Interest Carryover Shortfall	0.0000000

Principal Distribution Amount	230.6646401

Distribution per $1,000	Class A-3
Distribution Amount	16.7200000

Interest Distribution Amount	16.7200000
Interest Carryover Shortfall	0.0000000

Principal Distribution Amount	0.0000000

Distribution per $1,000	Class A-4
Distribution Amount	21.7866667
Interest Distribution Amount	21.7866667
Interest Carryover Shortfall	0.0000000

Principal Distribution Amount	0.0000000

Distribution per $1,000	Class B
Distribution Amount	309.2567853
Interest Distribution Amount	19.0294277
Interest Carryover Shortfall	0.0000000

Principal Distribution Amount	290.2273577

Servicing Fee	Total
Amount of Servicing Fee Paid	5,746,025.28
Total Unpaid	0.00

Delinquent Receivables	#	$

Past Due 31-60 days	305		4,795,962.69
Past Due 61-90 days	78		1,233,476.22
Past Due 91 + days	44		636,795.85

Total	427		6,666,234.76